TO BE EFFECTIVE FEBRUARY 22, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                     STRONG CONSERVATIVE EQUITY FUNDS, INC.

          The undersigned Vice President of Strong Conservative Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section
180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Strong Growth and Income Fund and Strong Blue Chip 100 Fund as the Investor series of the Strong Growth and Income Fund and Strong Blue Chip 100 Fund, respectively, as indicated below, and to create the Advisor series of the Strong Blue Chip 100 Fund and the Advisor and Institutional series of the Strong Growth and Income Fund.

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                         SERIES          AUTHORIZED NUMBER OF SHARES

Strong American Utilities Fund                    Indefinite
Strong Equity Income Fund                         Indefinite
Strong Growth and Income Fund Investor            Indefinite
                              Advisor             Indefinite
                              Institutional       Indefinite
Strong Blue Chip 100 Fund     Investor            Indefinite
                              Advisor             Indefinite
Strong Limited Resources Fund                     Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 28, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Advisor series of the Strong Blue Chip 100 Fund or the Advisor or Institutional series of the Strong Growth and Income Fund have been issued.

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          Executed in duplicate this 31st day of January, 2000.

                                   STRONG CONSERVATIVE EQUITY FUNDS, INC.

                                   By: /s/ Stephen J. Shenkenberg
                                       Stephen J. Shenkenberg, Vice President

This instrument was drafted by:

Susan Anne Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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